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Exhibit 21.1

Subsidiaries of the Registrant

Spirit Finance Corporation has the following direct and indirect subsidiaries:

Spirit Management Company

Spirit Finance Acquisitions, LLC

Spirit Property Holdings, LLC

Spirit SPE Johnston, LLC

Spirit SPE Missoula, LLC

Spirit SPE Raleigh, LLC

Spirit SPE Covina, LLC

Spirit Funding Company, LLC

Spirit SPE Portfolio 2004-6, LLC

Spirit SPE Management Company 2004-6

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Subsidiaries of the Registrant